Exhibit 99.1

Elephant Talk Reports Financial Results

For the Second Quarter Ended June 30, 2016

Company Secures Critical Financing and

Reaffirms Growth Prospects with Largest Customer

Analyst Conference Call Scheduled For August 16, 2016 at 11:00AM EDT

NEW YORK, August 16, 2016 /PRNewswire/ -- Elephant Talk Communications Corp. (NYSE MKT: ETAK) (“ET” or the “Company”), a provider of cloud-based mobile network solutions, today announced its financial results for the second quarter ended June 30, 2016. In an earlier press release, the Company announced the receipt of critical financing and the reaffirmation of support from its largest customer.

Hal Turner, Executive Chairman of the Board of ET, stated, “During the second quarter of 2016 our restructuring success accentuated the Company’s immediate need for new investment funds. However, efforts to secure new debt financing prior to the end of the second quarter were delayed by factors beyond the control of the Company. I am pleased to report that two very important stakeholders in the Company, our largest customer and our senior lender have come together to provide the necessary and vital support to enable the future growth of the Company. This is particularly gratifying and although there is still plenty of work to do to restore much-needed confidence from our equity investors and all our stakeholders, the foundation has been established.”

Through the end of the second quarter 2016, the Company has completed two phases of its three-phase restructuring program announced late in 2015, yielding cumulative annualized savings of approximately $6.6 million primarily the result of headcount reductions from 265 full time equivalents (“FTEs”) to 154 FTEs at the end of the second quarter 2016. Commenting on the restructuring, Mr. Turner said, “Our restructuring efforts have generated great savings and I am extremely proud of the resourcefulness and resilience of our loyal employees around the world who have continued to provide great service and support for our customers. With the continued support of all of our stakeholders, we can now look forward to the execution of the third phase of our program: sales, marketing and growth. The expected results will be the finalization of our restructuring initiative, greater revenue per employee, improved productivity and increasing revenues during the second half of 2016 and beyond.”

Mr. Turner addressed the importance of having our stakeholders’ support: “The Company has emerged from a very difficult operating period whereby we have had to instigate an immediate ‘right sizing’ of the company relative to our current revenue generating capabilities. It is a testament to the underlying strength of our Company, and the belief in our technology and our people, that our senior lender has increased its investment and our largest customer, who relies upon the Elephant Talk platform, has reaffirmed its commitment and shared its plans for growth. The time is now for equity investors to embrace management’s vision, recognize the Company’s strengths and appreciate the vital role our senior lender has played in ensuring the persistence of the Company. We will tirelessly execute on the mandate to complete the restructuring and grow the business hand-in-hand with all of our stakeholders.”

Mr. Turner continued: “We are looking forward to moving into a growth phase in parallel with the conclusion of our restructuring program, and demonstrating the Company’s full capability to provide relevant highly valued services in a rapidly expanding addressable market.”

Operational Highlights:

Improved Productivity: Revenue-per-employee metric increases 85 percent from $47 thousand (Q4 2015) to $87 thousand (Q2 2016) reflecting both subscriber increases and headcount reductions;

Programs initiated within Company’s largest customer to increase subscribers in their second digital brand and subscriber count has grown for three successive months.

New Contract initiatives: Previously announced (2011) Brazilian channel partnership reactivated, major bid activities in process addressing our mobile cloud platform services (ETAK);

Previously announced security and authentication cloud platform services (ValidSoft) channel partners moved to early stage market sales;

Major bid progress in the Middle East among existing customers and expected new customers in new territories.

Product Differentiation: Secured patents which, among other things, enable our customers to migrate subscribers from a given mobile (virtual) network to our own network without the need for the subscribers to change their Subscriber Identity Module (“SIM”) card. This allows for a seamless and, for the subscriber, a completely transparent migration - eliminating the associated churn and severely reducing post-migration issues, in addition to yielding savings by not having to issue new SIM cards. This represents a transformational step in the “uberization” of mobile communications, where the customer controls the network.

Fraud prevention capabilities enhanced through call-forensics analysis patent. This capability uses audio frequency measurements to detect fraudulent call-forwarding, whereby our voice biometrics engine detects different frequencies between mobile and landline phones identifying anomalies, including “call-forwarding” fraud targeted at banking transactions. In addition, anonymous correlation system patent allows privacy-friendly location/transaction correlation to reduce or prevent fraud using “skimmed cards” - through multi-factor authentication, meaning that we can detect locations, patterns of usage and transactions to determine if there is activity that is anomalous and therefore may be fraudulent.

Financial Highlights for the Second Quarter:

•	Revenue for the second quarter and six months year-to-date 2016 totaled $3.3 million and $6.5 million, respectively; compared with $19.2 million and $24.3 million, for the same periods the year prior, respectively. The decrease for both the quarter and six months year-to-date was primarily attributable to the loss of the Iusacell contract, including the full release of deferred revenue of $11.6 million in 2015 as well as compensation paid by Iusacell in June 2015 for the termination of the contract (excluding depreciation and amortization). Excluding, the impact of Iusacell for 2015, second quarter and six month year-to-date revenues declined 15 percent year over year from $3.8 million to $3.3 million and $7.7 million to $6.5 million, respectively.
•	Cost of service (excluding depreciation and amortization) for the second quarter 2016 totaled $1.0 million compared with $1.4 million for the same period the prior year.
•	General and Administrative expenses for the second quarter 2016 totaled $2.2 million compared with $2.7 million for the same period the prior year. Workforce reduction severance cost during the second quarter 2016 was $0.2 million. Excluding these restructuring charges, the General and Administrative expense decreased by 26% year-over-year.
•	Net loss for the second quarter 2016 totaled $2.8 million compared with net income of $9.5 million for the same period the year prior mainly attributable to the absence of Iusacell revenue in 2016 and the impact of the restructuring charges in the second quarter of 2016.
•	Total headcount as of June 30, 2016 was 154 compared with 253 as of December 31, of 2015, and 264 as of June 30, 2015.
•	At the end of the second quarter 2016, revenue per-employee-was approximately $87 thousand, up from approximately $47 thousand at the end of the fourth quarter 2015, primarily due to the reduction in headcount.
•	Workforce reduction expenses, primarily related to employee severances and asset write-offs totaled $0.2 million for the second quarter of 2016. For the period from November 30, 2015 to June 30, 2016, total workforce reduction expenses totaled $2.1 million.
•	Cumulative annualized savings generated since November 30, 2015 related primarily to workforce reduction is approximately $6.6 million.
•	During the first half 2016, the Company consummated a private placement of approximately $2.3 million for working capital purposes. Total raised to date under this private placement offering totaled $3.5 million.

Conference Call Information:

Date:  Tuesday, August 16, 2016

Time:  11:00 a.m. ET

Domestic Dial-in Number:  (888) 298-3466

International Dial-in Number: (719) 457-2701

Live webcast: http://public.viavid.com/index.php?id=120605

All interested participants should dial in approximately 5 to 10 minutes prior to the 11:00 a.m. ET conference call and an operator will register your name and organization.

About Elephant Talk Communications Corp.:

ET and its subsidiaries provide a fully managed ’single sign on and application access’ Software as a Service (SaaS), Platform as a Service (PaaS), and Infrastructure as a Service (IaaS) application designed for communications services providers and enterprises, delivered over the web. SaaS are applications designed for end-users, delivered over the web. PaaS is a set of tools and services designed to make coding and deploying those applications quickly and efficiently. IaaS is the hardware and software solution that powers it all including servers, storage, networks and operating systems. The Company is comprised of an experienced management team, architects, software developers, implementation specialists and an operations team who bring turnkey mobile solutions to the retail telecommunications industry. ET also provides software based authentication and voice-biometrics technology and services through its wholly owned subsidiary, ValidSoft UK Limited (“ValidSoft”).

Please visit www.elephanttalk.com for more information.

About ValidSoft UK Ltd:

ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We enable our customers to enhance their security while improving their user experience, utilizing our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as 'stand-alone' or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. Visit: www.validsoft.com.

Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk's plans in regard to its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Investor Relations Contact:

Mr. Steve Gersten

813-926-8920

sgersten@tampabay.rr.com

Capital Markets Group, LLC

Alan Sheinwald or Valter Pinto

914-669-0222

valter@capmarketsgroup.com

www.CapMarketsGroup.com

ELEPHANT TALK COMMUNICATIONS CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$237,196	$369,250
Financing receivable	-	272,425
Restricted cash	247,361	246,151
Accounts receivable, net of an allowance for doubtful accounts of $9,580 at June 30, 2016 and $269,608 at December 31, 2015	739,496	1,112,032
Prepaid expenses and other current assets	1,100,319	2,016,236
Total current assets	2,324,372	4,016,094

NON-CURRENT ASSETS

OTHER ASSETS	399,664	473,893

PROPERTY AND EQUIPMENT, NET	11,959,974	13,051,375

INTANGIBLE ASSETS, NET	162,741	258,630

ASSETS HELD FOR SALE	4,577,908	4,564,972

GOODWILL	3,079,090	3,027,422

TOTAL ASSETS	$22,503,749	$25,392,386

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and customer deposits	$3,185,671	$2,639,863
Obligations under capital leases (current portion)	95,616	310,403
Deferred Revenue	1,007,313	1,259,545
Accrued expenses and other payables	5,232,295	5,031,712
Advance Purchase Payment on "Assets held for Sale"	700,000	-
2014 10% + libor 3rd Party Loan (net of Debt Discount and Debt Issuance)	5,453,632	5,580,277
Total current liabilities	15,674,527	14,821,800

LONG TERM LIABILITIES
Derivative liabilities	1,831,312	945,618
Non-current portion of obligation under capital leases	-	5,621
Other long term liabilities	234,642	260,290
9% Unsecured Subordinated Convertible Promissory Note (net of Debt Discount and Debt Issuance)	1,155,264	238,829
Non-current portion of deferred revenue	1,072,105	1,066,687
Total long term liabilities	4,293,323	2,517,045

Total liabilities	19,967,850	17,338,845

Commitments and Contingencies (See Notes)	-	-

STOCKHOLDERS' EQUITY
Preferred Stock $0.00001 par value, 50,000,000 shares authorized, 0 issued and outstanding	-	-
Common Stock $0.00001 par value, 250,000,000 shares authorized, 163,745,961 issued and outstanding as of June 30, 2016 and 161,376,387 shares issued and outstanding as of December 31, 2015	271,096,128	269,470,165
Accumulated other comprehensive loss	(5,794,239)	(5,789,975)
Accumulated deficit	(262,772,552)	(255,635,531)
Elephant Talk Communications, Corp. stockholders' equity	2,529,337	8,044,659

NON-CONTROLLING INTEREST	6,562	8,882
Total stockholders' equity	2,535,899	8,053,541

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$22,503,749	$25,392,386

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE (LOSS) / INCOME

(UNAUDITED)

	Three months Ended June 30,		Six months Ended June 30,
	2016	2015	2016	2015
REVENUES	$3,267,146	$19,244,383	$6,540,692	$24,257,399

COST AND OPERATING EXPENSES
Cost of service (excluding depreciation and amortization)	978,727	1,440,914	2,104,427	3,309,760
Product development	808,901	1,490,683	2,098,902	2,526,804
Sales and marketing	345,732	336,960	887,673	999,120
General and administrative	2,187,189	2,664,281	5,680,885	5,625,377
Depreciation and amortization of intangibles assets	1,113,947	1,745,034	2,211,551	3,491,181
Impairment for assets held and used	-	937,835	-	937,835
Total cost and operating expenses	5,434,496	8,615,707	12,983,438	16,890,077

(LOSS) / INCOME FROM OPERATIONS	(2,167,350)	10,628,676	(6,442,746)	7,367,322

OTHER (EXPENSE) / INCOME
Interest income	24,611	22,587	50,547	52,859
Interest expense	(296,473)	(555,826)	(602,772)	(923,166)
Interest expense related to debt discount and conversion feature	(261,345)	(403,679)	(613,144)	(467,651)
Changes in derivative liabilities	140,950	149,203	659,936	395,905
Gain on Extinguishment of Debt	-	-	-	2,475,799
Other (expense) & income, net	(109,080)	155,252	112,560	(1,036,018)
Amortization of deferred financing costs	(145,366)	(362,845)	(282,295)	(425,347)
Total other (expense) / income	(646,703)	(995,308)	(675,168)	72,381

(LOSS)/ INCOME BEFORE PROVISION FOR INCOME TAXES	(2,814,053)	9,633,368	(7,117,914)	7,439,703
Provision for income taxes	9,178	111,450	19,107	42,958
NET (LOSS) / INCOME	(2,823,231)	9,521,918	(7,137,021)	7,396,745

OTHER COMPREHENSIVE (LOSS) / INCOME
Foreign currency translation (loss) / income	(345,478)	508,818	(4,264)	(1,203,620)
COMPREHENSIVE (LOSS) / INCOME	$(3,168,709)	$10,030,736	$(7,141,285)	$6,193,125

Net (loss) / income per common share and equivalents - basic	$(0.02)	$0.06	$(0.04)	$0.05

Net (loss) / income per common share and equivalents - diluted	$(0.02)	$0.06	$(0.04)	$0.05

Weighted average shares outstanding during the period - basic	163,632,681	156,384,740	163,262,826	155,623,883

Weighted average shares outstanding during the period - diluted	163,632,681	157,936,092	163,262,826	157,175,235

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) / income	$(7,137,021)	$7,396,745
Adjustments to reconcile net (loss) / income to net cash (used in) provided by operating activities:
Depreciation and amortization	2,211,551	3,491,181
Provision for doubtful accounts	(279,740)	25,414
Stock based compensation	1,306,131	1,584,323
Change in fair value of warrant liability	(659,936)	(395,905)
Amortization of deferred financing costs	282,295	425,347
Interest expense relating to debt discount and conversion feature	613,144	467,651
Unrealized foreign currency translation gain / (loss)	(112,560)	1,036,018
Gain on Extinguishment of Debt	-	(2,475,799)
Impairment for assets held and used	-	937,835
Changes in operating assets and liabilities:
Decrease in accounts receivable	668,599	4,305,466
Decrease in prepaid expenses, deposits and other assets	677,015	1,100,067
Increase in accounts payable and customer deposits	648,866	2,027,904
Decrease in deferred revenue	(287,246)	(8,889,549)
Decrease in accrued expenses and other payables	696,889	(740,868)
Net cash (used in) provided by operating activities	(1,372,013)	10,295,830

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,329,611)	(4,113,308)
Net cash used in investing activities	(1,329,611)	(4,113,308)

CASH FLOWS FROM FINANCING ACTIVITIES:
Financing receivable	355,000	2,000,000
Exercise of warrants & options	-	5,861
Financing related fees	(445,249)	(67,445)
Principal payment on 2014 10% + libor 3rd Part Loan	(415,098)	(9,927,333)
Proceeds from 9% Unsecured Subordinated Convertible Promissory Note	2,273,000	-
Advance subordinated short term loan	350,000	-
Advance Purchase Payment on "Assets held for Sale"	450,000	-
Net cash provided by (used in) financing activities	2,567,653	(7,988,917)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	1,917	1,134,760
NET DECREASE IN CASH AND CASH EQUIVALENTS	(132,054)	(671,635)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	369,250	1,904,160
CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$237,196	$1,232,525

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid during the period for interest	$459,470	$866,432
Cash paid during the period for income taxes	-	14,481